SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2009

PureSafe Water Systems, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-30544
(State or other jurisdiction of incorporation)	(Commission File Number)

25 Fairchild Avenue – Suite 250, Plainview, NY	11803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 208-8250

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2009, our Board of Directors approved an amendment to the Company’s By-Laws adopting a new Article III, governing the officers of the Corporation and their respective duties and authorities, to provide that the officers of the Company shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer or Treasurer.  Under our amended By-Laws, the Company may also have, at the discretion of the Board of Directors, a Chairman, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of the By-Laws. This amendment provided more detail as to our corporate officers’ duties and authorities. Our By-Laws prior to this amendment did not provide for the offices of Chief Executive Officer and President, but only for the office of President.

Item 9.01 Financial Statements and Exhibits.

  (c) Exhibits

No.	Description of Exhibit
3.2a	Amended and Restated By-Laws effective June 11, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureSafe Water Systems, Inc.

Date: June 17, 2009
By: /s/ Leslie J. Kessler
Leslie J. Kessler, President